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                         THE CHASE MANHATTAN CORPORATION
                       SELECTED FINANCIAL DATA REFLECTING
                             THE 2 FOR 1 STOCK SPLIT
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                                        As of or for the Period Ended:
                                        ----------------------------------------------------------------------
                                        1QTR98  4QTR97  3QTR97  2QTR97  1QTR97  4QTR96  3QTR96  2QTR96  1QTR96
                                        ------  ------  ------  ------  ------  ------  ------  ------  ------
AS REPORTED BASIS
Net Income (Loss) Per Common Share:
    Basic                               $ 0.82  $ 1.00  $ 1.11  $ 1.03  $ 1.01  $ 0.89  $ 0.92  $ 0.92  $(0.16)
    Diluted                               0.80    0.97    1.08    1.00    0.99    0.87    0.89    0.89   (0.16)

Cash Dividends Declared                 $ 0.36  $ 0.31  $ 0.31  $ 0.31  $ 0.31  $ 0.28  $ 0.28  $ 0.28  $ 0.28
Book Value at Period End                 24.27   23.76   23.10   22.22   21.29   21.29   21.02   20.24   19.71
Market Value - High                      69.56   63.28   60.25   52.19   55.25   47.94   40.63   37.19   36.75
             - Low                       49.28   51.25   46.81   42.31   42.81   39.94   32.13   32.13   26.06
             - Close                     67.44   54.75   59.00   48.53   46.94   44.69   40.06   35.31   35.25

Basic Average Common Shares              844.8   842.6   844.8   848.6   860.8   876.0   876.6   871.2   870.2
Average Common Shares Assuming Dilution  867.4   864.4   869.4   868.8   884.0   897.6   900.8   896.2   898.2
Common Shares at Period End              851.7   841.9   841.1   846.5   856.7   861.6   879.8   874.1   868.6


MANAGED OPERATING BASIS (a)
Net Income Per Common Share:
    Basic                               $ 1.21  $ 0.97  $ 1.23  $ 1.08  $ 1.04  $ 0.97  $ 0.94  $ 0.93  $ 0.93
    Diluted                               1.17    0.94    1.19    1.06    1.01    0.94    0.91    0.91    0.91

                                        As of or for the Period Ended:
                                        --------------------------------------------
                                        YTD1997  YTD1996  YTD1995  YTD1994  YTD1993
                                        -------  -------  -------  -------  -------
AS REPORTED BASIS
Net Income Per Common Share:
    Basic                               $ 4.15   $ 2.57   $ 3.16   $ 2.53   $ 2.44
    Diluted                               4.01     2.47     3.02     2.49     2.40

Cash Dividends Declared                 $ 1.24   $ 1.12   $ 0.97   $ 0.82   $ 0.69
Book Value at Period End                 23.76    21.29    20.90    18.69    18.05
Market Value - High                      63.28    47.94    32.38    21.06    23.19
             - Low                       42.31    26.06    17.88    16.81    17.50
             - Close                     54.75    44.69    29.38    17.94    20.06


Basic Average Common Shares              849.2    873.6    863.2    878.8    860.8
Average Common Shares Assuming Dilution  878.4    906.8    907.0    901.8    883.4
Common Shares at Period End              841.9    861.6    870.0    857.5    889.1


MANAGED OPERATING BASIS (a)
Net Income Per Common Share:
    Basic                               $ 4.32   $ 3.77   $ 3.10   $ 2.61   $ 1.93
    Diluted                               4.17     3.64     2.96     2.57     1.90
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(a) Excludes the impact of credit card securitizations, restructuring costs and special items.